As filed with the Securities and Exchange Commission on August 4, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDALLION FINANCIAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

437 Madison Avenue, 38th Floor

New York, New York 10022

(Address, including Zip Code, of Principal Executive Offices)

Medallion Financial Corp. 2006 Employee Stock Option Plan

(Full title of the plan)

Jeffrey Yin, Esq.

Chief Compliance Officer and General Counsel

Medallion Financial Corp.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mario M. Cuomo, Esq.

Adam Turteltaub, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

(212) 728-8000

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	800,000	$12.14	$9,712,000	$1,039.18

(1)	This Registration Statement covers 800,000 shares of the common stock of Medallion Financial Corp (the “Registrant”), par value $0.01 per share (the “Common Stock”), authorized to be issued pursuant to the Medallion Financial Corp. 2006 Stock Option Plan (the “Employee Plan”). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Employee Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of high and low prices reported on the NASDAQ National Market on August 1, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the instructions to Form S-8 and instead will be delivered, pursuant to Rule 428 under the Securities Act, to each employee of the Registrant who is selected for participation in the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (“Commission”) under the Securities Act or the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference and made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and the Company’s Current Reports on Form 8-K filed with the Commission by the Registrant on January 11, 2006, February 2, 2006, March 3, 2006, March 9, 2006, March 17, 2006, May 10, 2006, June 19, 2006, July 27, 2006 and August 4, 2006.

(c)	The description of the Common Stock, incorporated by reference into the Company’s Registration Statement on Form 8-A, filed pursuant to the Exchange Act on February 26, 1996, which description is contained in the Company’s Registration Statement on Form N-2, filed pursuant to the Securities Act on February 26, 1996, as updated in the Pre-Effective Amendment No. 1 to Company’s Registration Statement on Form N-2 (under the heading “Description of Capital Stock”), filed pursuant to the Securities Act on May 25, 2001.

All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment that indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Mario M. Cuomo is one of the Registrant’s directors and Of Counsel with the law firm of Willkie Farr & Gallagher LLP, which serves as the Registrant’s outside legal counsel in connection with various matters, including with respect to the opinion of counsel as to the legality of the securities being registered pursuant to this Registration Statement.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in our right where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court. Article TENTH of the Registrant’s certificate of incorporation as currently in effect provides that the Registrant shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, the Registrant’s director or officer, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH permits the board of directors to authorize the grant of indemnification rights to the Registrant’s other employees and agents and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

Article V, Section 2 of the Registrant’s by-laws provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of the Registrant’s certificate of incorporation eliminates a director’s personal liability for monetary damages to the Registrant and its shareholders for breaches of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not then permitted under the DGCL.

The Registrant’s by-laws and certificate of incorporation provide indemnification to the maximum extent permitted by Delaware law and the Investment Company Act of 1940.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit No.
4.1	Medallion Financial Corp. Restated Certificate of Incorporation (filed as Exhibit 2(a) to the Company’s Registration Statement on Form N-2 (File No. 333-1670) and incorporated by reference herein).

4.2	Amendment to Restated Certificate of Incorporation (filed as Exhibit 3.1.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 (File No. 814-00188) and incorporated by reference herein).

4.3	Restated By-Laws (filed as Exhibit (b) to the Company’s Registration Statement on Form N-2 (File No. 333-1670) and incorporated by reference herein).

5	Opinion of Willkie Farr & Gallagher LLP, counsel to the Company, as to the legality of the shares of Common Stock to be originally issued pursuant to the Employee Plan.

23.1	Consent of Weiser LLP.

23.2	Consent of Eisner LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

24	Power of Attorney (reference is made to the signature page).

Item 9.	Undertakings

The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the city New York, state of New York, on August 4, 2006.

MEDALLION FINANCIAL CORP.

By:	/s/ Alvin Murstein
Alvin Murstein
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alvin Murstein and Andrew M. Murstein, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Alvin Murstein Alvin Murstein	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 4, 2006

/s/Larry D. Hall Larry D. Hall	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2006

/s/ Andrew M. Murstein Andrew M. Murstein	President and Director	August 4, 2006

/s/ Henry L. Aaron Henry L. Aaron	Director	August 4, 2006

/s/ Mario M. Cuomo Mario M. Cuomo	Director	August 4, 2006

/s/ Henry D. Jackson Henry D. Jackson	Director	August 4, 2006

/s/ Stanley Kreitman Stanley Kreitman	Director	August 4, 2006

/s/ Frederick A. Menowitz Frederick A. Menowitz	Director	August 4, 2006

/s/ David L. Rudnick David L. Rudnick	Director	August 4, 2006

/s/ Lowell P. Weicker, Jr. Lowell P. Weicker, Jr.	Director	August 4, 2006

EXHIBIT INDEX

Exhibit	Description

4.1	Medallion Financial Corp. Restated Certificate of Incorporation (filed as Exhibit 2(a) to the Company’s Registration Statement on Form N-2 (File No. 333-1670) and incorporated by reference herein).

4.2	Amendment to Restated Certificate of Incorporation (filed as Exhibit 3.1.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 (File No. 814-00188) and incorporated by reference herein).

4.3	Restated By-Laws (filed as Exhibit (b) to the Company’s Registration Statement on Form N-2 (File No. 333-1670) and incorporated by reference herein).

5	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Weiser LLP.

23.2	Consent of Eisner LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5 hereto).

24	Power of Attorney (reference is made to the signature page).